Exhibit 10.3
Third Amendment to Term Loan Credit Agreement
This Third Amendment to Term Loan Credit Agreement (this “Third Amendment”), dated as of July 19, 2018 (the “Third Amendment Effective Date”), is among Northern Oil and Gas, Inc., a Delaware corporation (the “Borrower”); TPG Specialty Lending, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”); and each of the Lenders party hereto.
R E C I T A L S:
A.The Borrower, the Administrative Agent, the Collateral Agent and the Lenders are parties to that certain Term Loan Credit Agreement dated as of November 1, 2017 (as amended by that certain (i) Limited Waiver and Amendment to Credit Agreement dated March 18, 2018 (as amended) and (ii) Second Amendment to Term Loan Credit Agreement dated as of May 15, 2018), between the Borrower, the Administrative Agent and the Lenders party thereto and as further amended or otherwise modified from time to time prior to the date hereof, including the annexes, exhibits and schedules thereto, the “Credit Agreement”; and as amended by this Third Amendment, the “Amended Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B.Subject to and upon the terms and conditions set forth herein, the undersigned Lenders have agreed to enter into this Third Amendment to amend certain provisions of the Credit Agreement as more specifically provided for herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed to such term in the Amended Credit Agreement.

Section 2.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the Third Amendment Effective Date as follows:

2.1 of the Credit Agreement is hereby amended by adding the following defined term in proper alphabetical order:

“Third Amendment Effective Date” means July 19, 2018.
2.2    Section 9.18 of the Credit Agreement is hereby amended by adding the following language at the end of clause (a)(iv) thereof:

“provided, that, notwithstanding the foregoing to the contrary, with respect to (A) any date that any Swap Agreement is entered into on or after the Third Amendment Effective Date but prior to September 30, 2018 and (B) the last day of the fiscal quarter ending September 30, 2018, such notional volumes may exceed such 90% limitation for each month during the 12-calendar month period following such date of determination so long as (1) the notional volumes of all Swap Agreements (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is entered into and as of September 30, 2018, 115% of Reasonably Anticipated Projected Production for each month during the 12-calendar month period following such date of determination, for each of crude oil, liquids and natural gas, calculated separately and (2) the Borrower and its Subsidiaries are in compliance with this Section 9.18 (without giving effect to this proviso) as of December 31, 2018 and every date of determination thereafter;”
Section 3.Conditions Precedent. The effectiveness of this Third Amendment is subject to the following:

3.1    The Administrative Agent shall have received counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment from the Borrower and Lenders constituting Majority Lenders.

3.2    No Default or Event of Default shall have occurred and be continuing as of the date hereof both immediately prior to and after giving effect to the terms of this Third Amendment.

3.3    The Administrative Agent and the Lenders shall have received all fees, expenses and amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent).

The Administrative Agent is hereby authorized and directed to declare this Third Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement and Amended Credit Agreement for all purposes.
Section 4.Miscellaneous.

4.1    Confirmation and Effect. The provisions of the Credit Agreement shall remain in full force and effect in accordance with its terms following the Third Amendment Effective Date, and this Third Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document, except as expressly provided for herein. Each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

4.2    No Waiver.    Neither the execution by the Administrative Agent or the Lenders of this Third Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Third Amendment or which may occur in the future under the Amended Credit Agreement and/or the other Loan Documents. Similarly, nothing contained in this Third Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) except as expressly provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Amended Credit Agreement, the other Loan Documents, or any other contract or instrument.

4.3    Ratification and Affirmation of Credit Parties. The Borrower hereby expressly (i) acknowledges the terms of this Third Amendment, (ii) ratifies and affirms its obligations under the Guaranty Agreement, the Swap Intercreditor Agreement and the other Security Instruments and Loan Documents to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement, the Swap Intercreditor Agreement and the other Security Instruments and Loan Documents to which it is a party, (iv) agrees that its guarantee and pledge of collateral under the Guaranty Agreement and the other Security Instruments and Loan Documents to which it is a party remain in full force and effect with respect to the Indebtedness as amended hereby, (v) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Person contained in the Amended Credit Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to this Third Amendment except (A) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct as of such specified earlier date, and (B) to the extent that any such representation and warranty is expressly qualified by materiality, Material Adverse Effect or a similar qualification, such representations and warranties shall be true and correct in all respects, (vi) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and/or performance by such Person of this Third Amendment and each other Security Instrument and Loan Document being are within such Person’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Third Amendment constitutes the valid and binding obligation of such Person enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (vii) represents and warrants to the Lenders and the Administrative Agent that, after giving effect to this Third Amendment, no Default or Event of Default exists.

4.4    Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Third Amendment by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart of this Third Amendment.

4.5    No Oral Agreement. This written Third Amendment, the Amended Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

4.6    Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

4.7    Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Third Amendment in accordance with Section 12.03 of the Credit Agreement.

4.8    Severability. Any provision of this Third Amendment or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

4.9    Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (in each case, as permitted by Section 12.04 of the Credit Agreement).

4.10    Loan Document. This Third Amendment shall constitute a “Loan Document” under and as defined in Section 1.02 of the Amended Credit Agreement.

[Signature Pages Follow]

The parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.

BORROWER:	NORTHERN OIL AND GAS, INC., a Delaware corporation By: /s/ Erik Romslo Name: Erik Romslo Title: EVP, General Counsel and Secretary

Signature Page to Third Amendment to Term Loan Credit Agreement
Northern Oil and Gas, Inc.

TPG SPECIALTY LENDING, INC. as Administrative Agent and a Lender By: /s/ Joshua W Easterly Name: Joshua W Easterly Title: Chief Executive Officer

Signature Page to Third Amendment to Term Loan Credit Agreement
Northern Oil and Gas, Inc.

TAO TALENTS, LLC as a Lender By: /s/ Steven Pluss Name: Steven Pluss Title: Vice President

Signature Page to Third Amendment to Term Loan Credit Agreement
Northern Oil and Gas, Inc.

TOP III TALENTS, LLC as a Lender By: /s/ Steven Pluss Name: Steven Pluss Title: Vice President

Signature Page to Third Amendment to Term Loan Credit Agreement
Northern Oil and Gas, Inc.